Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-218682 and 333-265225 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Viad Corp and subsidiaries and the effectiveness of Viad Corp and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Viad Corp for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Tempe, Arizona
February 28, 2023